TEMPLETON FUNDS, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION

                  Templeton Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law, to the Department of Assessments and Taxation of the State of Maryland that:

                  FIRST: The Corporation is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended.

                  SECOND: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had authority to issue a total of Three Billion Eight Hundred Million (3,800,000,000) shares of Common Stock, par value of $1.00 per share, having an aggregate par value of Three Billion Eight Hundred Million dollars ($3,800,000,000). Of such Three Billion Eight Hundred Million (3,800,000,000) shares of Common Stock, One Billion Two Hundred Million (1,200,000,000) shares were classified as, and allocated to, the Templeton World Fund series, and Two Billion Six Hundred Million (2,600,000,000) shares were classified as, and allocated to, the Templeton Foreign Fund series. The shares of the Templeton World Fund series were further sub-divided into classes (sub-series) as follows:

                  (i) Eight Hundred Million (800,000,000) shares had been classified as Templeton World Fund Class A shares of Common Stock;

                  (ii) Two Hundred Million (200,000,000) shares had been classified as Templeton World Fund Class B shares of Common Stock;

                  (iii) Two Hundred Million (200,000,000) shares had been classified as Templeton World Fund Class C shares of Common stock;

The shares of the Templeton Foreign Fund series were further sub-divided into classes (sub-series) as follows:

                  (i) Two Billion (2,000,000,000) shares had been classified as Templeton Foreign Fund Class A shares of Common Stock;

                  (ii) One Hundred Million (100,000,000) shares had been classified as Templeton Foreign Fund Class B shares of Common Stock;

                  (iii) Three Hundred Million (300,000,000) shares had been classified as Templeton Foreign Fund Class C shares of Common Stock;

                  (iv) One Hundred Million (100,000,000) shares had been classified as Templeton Foreign Fund Advisor Class shares of Common Stock; and

                  (v) One Hundred Million (100,000,000) shares had been classified as Templeton Foreign Fund Class R shares of Common Stock.

                  THIRD: The Board of Directors of the Corporation, at a meeting held on December 7, 2004, adopted resolutions increasing the aggregate number of shares of Common Stock that the Corporation has authority to issue from Three Billion Eight Hundred Million (3,800,000,000) shares to Three Billion Nine Hundred Million (3,900,000,000) shares, and classified and allocated such One Hundred Million (100,000,000) shares of authorized, unissued and unclassified Common Stock to the Templeton Foreign Fund series. The Board also adopted resolutions classifying and allocating such additional One Hundred Million (100,000,000) shares of authorized, unissued and unclassified Common Stock to the Advisor Class shares of the Templeton Foreign Fund series.

                  FOURTH: As supplemented hereby, the Corporation's charter authorizes the issuance of Three Billion Nine Hundred Million (3,900,000,000) shares of Common Stock, par value of $1.00 per share, having an aggregate par value of Three Billion Nine Hundred Million dollars ($3,900,000,000). Of such Three Billion Nine Hundred Million (3,900,000,000) shares of Common Stock, One Billion Two Hundred Million (1,200,000,000) shares have been classified as, and allocated to, the Templeton World Fund series, and Two Billion Seven Hundred Million (2,700,000,000) shares have been classified as, and allocated to, the Templeton Foreign Fund series. The shares of the Templeton World Fund series have been further sub-divided into classes (sub-series) as follows:

                  (i) Eight Hundred Million (800,000,000) shares have been classified as Templeton World Fund Class A shares of Common Stock;

                  (ii) Two Hundred Million (200,000,000) shares have been classified as Templeton World Fund Class B shares of Common Stock;

                  (iii) Two Hundred Million (200,000,000) shares have been classified as Templeton World Fund Class C shares of Common Stock;

The shares of the Templeton Foreign Fund series have been further sub-divided into classes (sub-series) as follows:

                  (i) Two Billion (2,000,000,000) shares have been classified as Templeton Foreign Fund Class A shares of Common Stock;

                  (ii) One Hundred Million (100,000,000) shares have been classified as Templeton Foreign Fund Class B shares of Common Stock;

                  (iii) Three Hundred Million (300,000,000) shares have been classified as Templeton Foreign Fund Class C shares of Common Stock;

                  (iv) Two Hundred Million (200,000,000) shares have been classified as Templeton Foreign Fund Advisor Class shares of Common Stock; and

                  (v) One Hundred Million (100,000,000) shares have been classified as Templeton Foreign Fund Class R shares of Common Stock.

                  FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law; and the Advisor Class shares of Common Stock of the Templeton Foreign Fund series of the Corporation designated and classified pursuant to these Articles Supplementary have been so designated and classified by the Board of Directors under the authority contained in the Corporation's Articles of Incorporation.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its undersigned authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

Presented and witnessed on this 22nd day of December, 2004.

                                     TEMPLETON FUNDS, INC.

                                     By:/s/MURRAY L. SIMPSON
                                        ----------------------------
                                        Murray L. Simpson
                                        Vice President and Assistant Secretary

WITNESS:/s/DAVID P. GOSS
        ------------------------
        David P. Goss
        Vice President and Assistant Secretary